As filed with the Securities and Exchange Commission on August 8, 2000
                                                       File No. 333-
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            SECURITYVIEW GROUP, INC.
                            ------------------------
                 (Name of Small Business Issuer in its Charter)

           Nevada                          5734                    91-2053474
           ------                          ----                    ----------
  (State of Incorporation or    (Primary Standard Industrial   (I.R.S. Employer
Jurisdiction of Incorporation    Classification Code Number)    Identification
      or Organization)                                              Number)


                             16133 Ventura Boulevard
                                    Suite 635
                            Encino, California 91436
                                 (818) 981-1796
             (Address and telephone number of Registrant's principal
               executive offices and principal place of business)


                                  Pablo Axelrad
                             16133 Ventura Boulevard
                                    Suite 635
                            Encino, California 91436
                                 (818) 981-1796
           (Name, address, and telephone number of agent for service)


Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

[ ] If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the securities Act registration number of the earlier effective registration statement for the same offering.

[ ] If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, please check the following box and list the securities Act registration statement number of the earlier effective registration statement for the same offering.

[ ] If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, please check the following box and list the securities Act registration statement number of the earlier effective registration statement for the same offering.

[X] If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

                         CALCULATION OF REGISTRATION FEE

                                           Proposed    Proposed
                                           Maximum     Maximum
Title of each class         Amount of      Offering    Aggregate      Amount
of Securities              Shares to be    Price Per   Offering       of Reg.
to be Registered           Registered(1)     Share       Price          Fee
--------------------        ------------    ---------  -------------   --------
Common Shares                1,000,000      $1.00     $1,000,000      $264.00


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART I. INFORMATION REQUIRED IN PROSPECTUS

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.


                                   PROSPECTUS


               Subject to Completion, Dated _______________, 2000



                               SECURITYVIEW GROUP


                                  COMMON STOCK


                             Up to 1,000,000 Shares



        This is our initial public offering. No public market currently exists for our shares of common stock.



        THE INITIAL OFFERING PRICE IS $1.00. WE HAVE APPLIED FOR LISTING ON THE OVER-THE-COUNTER BULLETIN BOARD MARKET UNDER THE SYMBOL "------"


        SecurityView Group, a Nevada corporation ("Company"), is hereby offering up to 1,000,000 shares of its $.001 par value common stock ("Shares") at an offering price of $1.00 per Share on a "best efforts" basis pursuant to the terms of this Prospectus for the purpose of providing start-up and working capital for the Company. All proceeds received for the offering will be deposited in an escrow account with Bank of America, and will not be released unless at least 150,000 shares are sold on or before November ----, 2000 (which may be extended to January ----, 2001 at our option).

If we do not sell at least 150,000 shares by that time, we will return the investment, with interest, but less those costs associated with the escrow account.

         The Shares offered hereby are highly speculative and involve a high degree of risk to public investors and should be purchased only by persons who can afford to lose their entire investment (See "Risk Factors").

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                  Underwriting
                                                     Discounts     Proceeds to
                       Price to Public (1)     and Commissions      Issuer (2)
                       -------------------     ---------------     -----------

Per Share                            $1.00           $0.00               $1.00
Total Minimum                  $150,000.00           $0.00         $150,000.00
Total Maximum                $1,000,000.00           $0.00       $1,000,000.00



Information contained herein is subject to completion or amendment. The registration statement relating to the securities has been filed with the Securities and Exchange Commission. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


(1) maximum of 1,000,000 shares may be sold on a "best efforts" basis. All of the proceeds from the sale of Shares will be placed in an interest-bearing escrow account by 12 o'clock noon of the fifth business day after receipt thereof, until the sum of $150,000.00 is held. If less than $150,000.00 is received from the sale of the Shares within 120 days of the date of this Prospectus, the offer will remain open for another 120 days after which if the minimum is not raised all proceeds will be refunded promptly to purchasers with interest and without deduction for commission or other expenses. Subscribers will not be able to obtain return of their funds while in escrow.

(2) The Net Proceeds to SecurityView Group is before the payment of certain expenses in connection with this offering. See "Use of Proceeds."



THE SHARES ARE OFFERED BY SECURITYVIEW GROUP SUBJECT TO PRIOR SALE, ACCEPTANCE OF THE SUBSCRIPTIONS BY SECURITYVIEW GROUP AND APPROVAL OF CERTAIN LEGAL MATTERS BY COUNSEL TO SECURITYVIEW GROUP.

SECURITYVIEW GROUP HAS THE RIGHT, IN ITS SOLE DISCRETION, TO ACCEPT OR REJECT SUBSCRIPTIONS IN WHOLE OR IN PART, FOR ANY REASON OR FOR NO REASON. UNTIL
                , 2000, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OR AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY A STATE IN WHICH OR TO A PERSON TRUE, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN SUBSEQUENT TO THE DATE THEREOF. HOWEVER, IF A MATERIAL CHANGE OCCURS, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY FOR ALL EXISTING SHAREHOLDERS, AND FOR ALL PROSPECTIVE INVESTORS WHO HAVE NOT YET BEEN ACCEPTED AS SHAREHOLDERS IN SECURITYVIEW GROUP.

THIS PROSPECTUS DOES NOT INTENTIONALLY OMIT ANY MATERIAL FACT OR CONTAIN ANY UNTRUE STATEMENT OF MATERIAL FACT. NO PERSON OR ENTITY HAS BEEN AUTHORIZED BY THE COMPANY TO GIVE ANY INFORMATION OR MAKE A REPRESENTATION, WARRANTY, COVENANT, OR AGREEMENT WHICH IS NOT EXPRESSLY PROVIDED FOR OR CONTAINED IN THIS PROSPECTUS; IF GIVEN OR MADE, SUCH INFORMATION, REPRESENTATION, WARRANTY, COVENANT, OR AGREEMENT MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

THE COMPANY IS NOT A REPORTING COMPANY. EACH PERSON WHO RECEIVES A PROSPECTUS WILL HAVE AN OPPORTUNITY TO MEET WITH REPRESENTATIVES OF SECURITYVIEW GROUP, DURING NORMAL BUSINESS HOURS UPON WRITTEN OR ORAL REQUEST TO SECURITYVIEW GROUP, IN ORDER TO VERIFY ANY OF THE INFORMATION INCLUDED IN THIS PROSPECTUS AND TO OBTAIN ADDITIONAL INFORMATION REGARDING SECURITYVIEW GROUP. IN ADDITION, EACH SUCH PERSON WILL BE PROVIDED WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY OF THE INFORMATION THAT IS INCORPORATED BY REFERENCE IN THE PROSPECTUS AND THE ADDRESS (INCLUDING TITLE OR DEPARTMENT) AND TELEPHONE NUMBER TO WHICH SUCH REQUEST IS TO BE DIRECTED.

ALL OFFEREES AND SUBSCRIBERS WILL BE ASKED TO ACKNOWLEDGE IN THE SUBSCRIPTION AGREEMENT THAT THEY HAVE READ THIS PROSPECTUS CAREFULLY AND THOROUGHLY, THEY WERE GIVEN THE OPPORTUNITY TO OBTAIN ADDITIONAL INFORMATION; AND THEY DID SO TO THEIR SATISFACTION.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY   ................................................ 5
SELECTED FINANCIAL DATA.............................................  7
RISK FACTORS ........................................................ 8
FORWARD LOOKING STATEMENTS  .........................................16
USE OF PROCEEDS  ....................................................17
DETERMINATION OF OFFERING PRICE  ....................................17
DIVIDEND POLICY  ....................................................18
DILUTION  ...........................................................18
CAPITALIZATION  .....................................................20
PLAN OF DISTRIBUTION  ...............................................21
LEGAL PROCEEDINGS  ..................................................22
MANAGEMENT'S DISCUSSION AND ANALYSIS  ...............................22
BUSINESS  ...........................................................23
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS  .......34
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT  .....36
EXECUTIVE COMPENSATION  .............................................36
CERTAIN TRANSACTIONS  ...............................................36
DESCRIPTION OF SECURITIES  ..........................................37
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS  ...........38
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS  ......................39
INTEREST OF NAMED EXPERTS AND COUNSEL  ..............................39
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
   FOR THE ACT LIABILITIES  .........................................39
ORGANIZATION WITHIN LAST FIVE YEARS  ................................40
ADDITIONAL INFORMATION  .............................................40
FINANCIAL STATEMENTS  ...............................................F/S-1

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by detailed information appearing elsewhere in this prospectus ("Prospectus"). Each prospective investor is urged to read this Prospectus, and the attached Exhibits, in their entirety.

                                  The Company.

         SecurityView Group, is a new e-commerce company that was formed to market a full range of security products using the Internet as its prime distribution channel. The Company's goal is to provide a revolutionary new approach using the Internet to market security products. The online distribution channel is a new marketing approach in an industry that has traditionally been highly segmented into the different areas of the security industry, with marketing focused on each individual segment.

         There is a vast market of potential consumers who have concerns about security, personal safety, and improved communications in the workplace and in their homes. Of significant importance is the fact that our founders and management team have had extensive experience in all aspects of the security industry and are especially familiar with the various types of security products that are available on the market. Management knows what products offer the most value and are the most effective in security applications. Management will utilize this knowledge in their selection of the products that they will be marketing on the SecurityView Group web site.

         SecurityView Group is committed to providing the best online one-stop shopping source for the best selection of security products available, at the best prices. In addition, the company will be the leader in providing supplemental product information and training to ensure the proper and most effective use of its products.

                                  The Offering.

SHARES OF COMMON STOCK
OFFERED IN THIS PROSPECTUS

MINIMUM......................................................  150,000 shares

MAXIMUM......................................................1,000,000 shares

TOTAL SHARES OF COMMON STOCK TO BE OUTSTANDING
AFTER THE OFFERING MINIMUM...................................1,650,000 shares

TOTAL SHARES OF COMMON STOCK TO BE OUTSTANDING
AFTER THE MAXIMUM OFFERING...................................2,500,000 shares

USE OF PROCEEDS BY THE COMPANY.............................$1,000,000 to finance
                                                             Working capital and
                                                             General Corporate
                                                             Expenditures.

PROPOSED OVER-THE-COUNTER BULLETIN BOARD SYMBOL..............   "----"



Shares of SecurityView Group will be offered at $1.00 per Share. See "Plan of Distribution." The minimum purchase required of investors (as a whole) is $150,000.00. If all the Shares offered are sold, the net proceeds to the Company will be $1,000,000.00. See "Use of Proceeds." This balance will be used as working capital for SecurityView Group.

                    SUMMARY CONSOLIDATED FINANCIAL, PRO FORMA
                               AND OPERATING DATA

        The summary information set forth below is derived from and should be read in conjunction with the financial statements of the company, including the notes thereto, appearing elsewhere in this prospectus. The following table gives effect to the sale of the common stock offered hereby and the application of the estimated net proceeds therefrom.

                                                            MAY 25, 2000 (INCEPTION)
                                                             THROUGH JUNE 30, 2000
                                             --------------------------------------------
                                                              PRO FORMA        PRO FORMA
                                               HISTORICAL      MINIMUM          MAXIMUM
                                             -------------   -------------   ------------

SELECTED STATEMENT OF OPERATIONS DATA:
Revenues .................................   $         --    $         --    $         --
Net loss .................................   $       (363)   $      (    )   $      (    )
Net loss per share .......................   $      (0.00)   $      (0.00)   $      (0.00)
Weighted average number of shares
  outstanding ............................      1,500,000       1,650,000       2,500,000


                                                              JUNE 30, 2000
                                              -------------------------------------------
                                                               PRO FORMA      PRO FORMA
                                               HISTORICAL       MINIMUM        MAXIMUM
                                               -----------     ------------   -----------
SELECTED BALANCE SHEET DATA:
Working capital ......................       $    686,158    $  3,345,348    $ 20,825,946
Total assets .........................          5,186,623       6,926,746      26,105,384
Total liabilities ....................          2,534,057         524,180          98,781
Accumulated deficit ..................           (419,443)       (419,443)     (2,169,443)
Stockholders' equity .................       $  2,652,566    $  6,402,566    $ 22,324,566

                            Liquidity of Investment.

Although the Shares will be "free trading," there is minimal established market for the Shares and there may not be in the future. Therefore, an investor should consider his investment to be long-term. See "Risk Factors."

An investment in SecurityView Group involves risks due in part to no previous financial or operating history of Company, as well as competition in the Internet business. Also, certain potential conflicts of interest arise due to the relationship of SecurityView Group to management and others. See "Risk Factors."


                                  RISK FACTORS

THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. THEY SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS AMONG OTHER THINGS, AS WELL AS ALL OTHER INFORMATION SET FORTH IN THIS PROSPECTUS.

Lack of Prior Operations and Experience.

The Company is newly organized, in its initial stage of development, lacks meaningful operating history, and is entirely dependent upon the proceeds of this Offering in order to implement its business plans. There can be no assurance that SecurityView Group will generate revenues in the future; and there can be no assurance that the Company will operate at a profitable level. See "Business and Properties." If SecurityView Group is unable to obtain customers and generate sufficient revenues so that it can profitably operate, the Company's business will not succeed. In such event, investors in the Shares may lose their entire cash investment.

Dependence on Internet Industry.

The Company's business is influenced by the rate of use and expansion in the Internet industry. Declines in the industry may influence SecurityView Group's revenues adversely.

Influence of Other External Factors.

The investment is a speculative venture necessarily involving some substantial risk. There is no certainty that the expenditures to be made by the Company will result in commercially profitable business. The marketability of the investment will be affected by numerous factors beyond the control of the Company. These factors include market fluctuations, the general state of the economy (including the rate of inflation, and local economic conditions), and the state of the industry, all of which can affect people's discretionary spending, which can in turn affect the demand for internet services. Factors which leave less money in the hands of potential clients of SecurityView Group will likely have an adverse effect on SecurityView Group. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in SecurityView Group not receiving an adequate return on invested capital.

Regulatory Factors.

Existing and possible future consumer legislation, regulations, and actions could cause additional expense, capital expenditures, restrictions, and delays in the activities undertaken in connection with the Internet business, the extent of which cannot be predicted.

Competition.

The Company may experience substantial competition in its efforts to locate and attract clients. Many competitors in these areas have greater experience, resources, and managerial capabilities than SecurityView Group and may be in a better position than SecurityView Group to obtain access to attractive clientele. There are a number of larger companies which may directly compete with SecurityView Group. Such competition could have a material adverse effect on the Company's profitability.

Success of Management.

Any potential investor is strongly cautioned that the purchase of these securities should be evaluated on the basis of: (i) the limited diversification of the venture capital opportunities afforded to SecurityView Group, (ii) the high-risk nature and limited liquidity of SecurityView Group, and (iii) the Company's ability to utilize funds for the successful development and distribution of revenues as derived by the revenues received by the Company's yet undeveloped portfolio of clients, and any new potentially profitable ventures, among other things. The Company can offer no assurance that any particular client and/or property under its management contract will become successful.

Reliance on Management.

The Company's success is dependent upon the hiring of key administrative personnel. None of the officers, directors, or any of the other key personnel, has any employment or non-competition agreement with SecurityView Group. Therefore, there can be no assurance that these personnel will remain employed by SecurityView Group. Should any of these individuals cease to be affiliated with the Company for any reason before qualified replacements could be found, there could be material adverse effects on SecurityView Group's business and prospects.

In addition, some of the management personnel have no experience in managing companies in the same business as SecurityView Group. In addition, all decisions with respect to the management of the Company will be made exclusively by the officers and directors of the Company. Investors will only have rights associated with minority ownership interest rights to make decisions that effect SecurityView Group. The success of the Company, to a large extent, will depend on the quality of the directors and officers of SecurityView Group. Accordingly, no person should invest in the Shares unless he is willing to entrust all aspects of the management of SecurityView Group to the officers and directors.

Lack of Diversification.

The size of SecurityView Group makes it unlikely that the Company will be able to commit its funds to the acquisition of any major accounts until it has a proven track record, and SecurityView Group may not be able to achieve the same level of diversification as larger entities engaged in this type of business.

No Developed or Approved Products.

SecurityView Group is a start-up company in early development stages. The Company's web site and services are in the development stages and no revenues have been generated to date from services. To achieve profitable operations, the Company, alone or in one or more strategic alliances or licensing relationships with others, must successfully develop, introduce and market its potential services. Much of the development work for SecurityView Group's potential services remains to be completed. No assurance can be given that the Company's web site or service development efforts will be successfully completed, or that any services, if developed and introduced, will be successfully marketed or achieve market acceptance.

Initial Dependence on a Narrow Market Segment.

The Company anticipates that the initial market for its network will be meat and poultry packers, meat and poultry traders and brokers, and meat and poultry end users. There can be no assurance that this narrow market segment will embrace and utilize the Company's services.

Uncertain Internet Safety and Security Market.

The Internet safety and security products and services market has not yet developed, and its development is subject to substantial uncertainty. There can be no assurances that this market will develop as expected, if at all. The
Company's revenue model depends on the commercial acceptance of its Internet-based services. There can be no assurance that the target customers will use the Internet as a means of purchasing products and services. Even if potential customers choose to purchase meat and poultry over the Internet, they may not choose the Company's online services to do so. If the market for safety and security products over the Internet does not develop as the Company anticipates, the Company's business and the results of its operations will be harmed.

Reliance on Continued Growth of Electronic Commerce.

If electronic commerce does not continue to grow as expected, the Company's business, financial condition and results of operations may be harmed. The
Company's long-term success depends on widespread market acceptance of the Internet and online commercial services as a medium for commerce. A number of factors could prevent such acceptance, including the early stage of the Internet, the lack of continued development of the Internet's technological infrastructure and Consumer concern about the security of electronic commerce transactions. If the Internet commerce market does not grow or grows more slowly than anticipated, The Company's business, financial condition and results of operations may be harmed.

No Assurances of Successful Service Development.

The services that the Company plans to pursue will require extensive development and testing prior to commercialization. Most of this development still needs to be conducted. The transition from development of the SecurityView Group web site and services to the commercialization of these services will involve distinct management and technical challenges and may require additional management, technical personnel and/or capital, even if the web site is to be handled by a third party. There can be no assurances that the Company's research efforts will be successful or that any given service will be effective, capable of being offered in commercial quantities at an economical cost or successfully marketed in quantities sufficient to generate operating profits.

Dependence upon Management.

The success of the Company is dependent upon the active participation of current officers. The loss of management services of its officers would adversely affect the conduct of the Company's business and the future success of the Company.

Dependence upon Key Personnel.

The Company's ability to develop its business depends upon its ability to attract and retain management, technical personnel, and consultants. There can be no assurance that the Company will be able to retain or attract such persons. The loss of key personnel, or the failure to recruit additional key personnel could significantly impede attainment of the Company's objectives and have a material adverse affect on the Company's financial condition and results of operations. The Company expects to increase staffing levels in the future and its ability to execute its strategies will depend in part upon its ability to integrate such new employees into its operations. The inability to acquire such additional personnel could have adverse impact on the Company's operations.

Dependence upon Collaborators.

The Company is currently relying upon collaborations with two web site/software development companies to complete development. There can be no assurance that these collaborations can meet the demands of the required development. The Company will also depend upon the software developed by these collaborators for development of the Company's services. There can be no assurance that this software will function or continue to function to allow commercialization of the Company's web site.

No Assurance that Additional Personnel Can Be Secured.

The Company is a technology e-commerce company, uniquely dependent upon the talents and skills of its key personnel. While the Company believes it has a strong core of technical employees and contractors, the Company anticipates needing additional programmers and technical personnel in the future. There can be no assurances that the Company will be able to identify or secure the services of the programmers and technical personnel necessary for the company's continued growth.

Future Profitability Uncertain.

SecurityView Group expects to incur significant operating losses over the next several years. The Company's ability to achieve a profitable level of operations is dependent in large part on its completing service development. No assurance can be given that the Company's service development efforts will be completed, that any services will be marketed, or that even if marketed, sufficient services can be sold in order for the Company to operate profitably.

Additional Financing Requirements and Uncertain Access to Capital Markets.

The Company anticipates that its existing capital resources, including the net proceeds of this Offering and the interest earned thereon, will enable it to fund its operations into the latter part of 2000. The Company will, however, expend substantial funds in connection with the research and development of its web site and services. In order to continue development of its web site and services, SecurityView Group may need to obtain additional sources of financing in mid 2001 and thereafter. The Company may require additional funds for these purposes through additional equity or debt financing, collaborative arrangements with corporate partners or from other sources. No assurance can be given that such additional funds will be available to the Company to finance its development on acceptable terms, if at all. Obtaining such funds may result in dilution to stockholders. If adequate funds are not available from additional financing sources or from operations, the Company's business will be materially and adversely affected.

Rapid Technological Change and Substantial Competition.

The e-commerce industry is subject to rapid and substantial technological change. Technological competition from new and existing e-commerce companies will be intense. Many of these entities have significantly greater research and development capabilities, as well as substantial marketing, manufacturing, financial and managerial resources, and represent significant competition for the Company. There can be no assurance that developments by others will not render the Company's services or technologies noncompetitive or that the Company will be able to keep pace with technological developments. Competitors have developed or are in the process of developing technologies that are, or in the future may be, the basis for competitive products. Some of these competitive services may have an entirely different approach or means of accomplishing goals sought by SecurityView Group. These competing services may be more effective and less costly than those services developed by the Company. The Company's ability to successfully develop and market its potential services could be seriously hindered by the successful development of one or more of these competing services.

Proprietary Technology and Licenses.

The Company will rely on trade secrets and proprietary expertise. The Company lacks legal protection for its web site and technical know-how. The Company has been and will continue to be required to disclose its trade secrets and proprietary know-how not only to employees and consultants, but also to potential corporate partners, collaborators and contract manufacturers. Although the Company seeks to protect its trade secrets and proprietary know-how in part by entering into confidentiality agreements with such persons or organizations, there can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any breach or that the Company's trade secrets will not otherwise become known or be independently discovered by competitors.

Dependence on Others for Transit of Internet Traffic.

The nature of the Internet business is such that any given provider of Internet services is dependent upon other providers for delivery of traffic to its final destination. The Company can not control the performance of the providers of Internet services, and there can be no assurance that these suppliers will provide transit of traffic from the company's customers to its final destination. In the event other providers or internet services become unwilling or unable to provide transit for traffic from the Company's customers, dissatisfaction may result which could hamper the Company's ability to obtain new customers.

No Cumulative Voting.

Holders of the Common Stock are not entitled to accumulate their votes for the election of directors or otherwise. Accordingly, the holders of a majority of the shares present at a meeting of shareholders will be able to elect all of the directors of SecurityView Group, and the minority shareholders will not be able to elect a representative to SecurityView Group's Board of Directors.

Absence of Cash Dividends.

The Board of Directors does not anticipate paying cash dividends on the Shares for the foreseeable future and intends to retain any future earnings to finance the growth of SecurityView Group's business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements, and the general operating and financial condition of SecurityView Group, and will be subject to legal limitations on the payment of dividends out of paid-in capital. Conflicts of Interest.

The officers and directors have other interests to which they devote substantial time, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on boards of directors, and each will continue to do so not withstanding the fact that management time may be necessary to the business of SecurityView Group. As a result, certain conflicts of interest may exist between SecurityView Group and its officers and/or directors which may not be susceptible to resolution.

In addition, conflicts of interest may arise in the area of corporate opportunities, which cannot be resolved through arm's length negotiations. All of the potential conflicts of interest will be resolved only through exercise by the directors of such judgment as is consistent with their fiduciary duties to SecurityView Group. It is the intention of management, so as to minimize any potential conflicts of interest, to present first to the Board of Directors to SecurityView Group, any proposed investments for its evaluation.

Investment Valuation Determined by the Board of Directors.

The Company's Board of Directors is responsible for valuation of SecurityView Group investments. There are wide ranges of values that are reasonable for an investment for the Company's services. Although the Board of Directors can adopt several methods for an accurate evaluation, ultimately the determination of fair value involves subjective judgment not capable of substantiation by auditing standards. Accordingly, in some instances it may not be possible to substantiate, by auditing standards, the value of SecurityView Group's investments. The Company's Board of Directors will serve as the valuation committee, responsible for valuing each of SecurityView Group's investments. In connection with any future distributions, which the Company may make, the value of the securities received by investors as determined by the Board may not be the actual value that the investors would be able to obtain even if they sought to sell such securities immediately after a distribution. In addition, the value of the distribution may decrease or increase significantly subsequent to the distributee shareholders' receipt thereof, notwithstanding the accuracy of the Board's evaluation.

Additional Financing May Be Required.

Even if all of the 1,000,000 Shares offered hereby are sold, the funds available to SecurityView Group may not be adequate for it to be competitive in the areas in which it intends to operate. There is no assurance that additional funds will be available from any source when needed by SecurityView Group for expansion; and, if not available, SecurityView Group may not be able to expand its operation as rapidly as it could if such financing were available. The proceeds from this Offering are expected to be sufficient for SecurityView Group to become operational, and develop and market it line of services. Additional financing could possibly come in the form of debt/preferred stock. If additional shares were issued to obtain financing, investors in this offering would suffer a dilutionary effect on their percentage of stock ownership in the Company. However, the book value of their shares would not be diluted, provided additional shares are sold at a price greater than that paid by investors in this offering. The Company does not anticipate having within the next 12 months any cash flow or liquidity problems.

Purchases by Affiliates.

Certain officers, directors, principal shareholders and affiliates may purchase, for investment purposes, a portion of the Shares offered hereby, which could, upon conversion, increase the percentage of the Shares owned by such persons. The purchases by these control persons may make it possible for the Offering to meet the escrow amount.

No Assurance Shares Will Be Sold.

The 1,000,000 Shares are to be offered directly by SecurityView Group, and no individual, firm, or corporation has agreed to purchase or take down any of the shares. No assurance whatsoever can be given that any or all of the Shares will be sold.

Arbitrary Offering Price.

The Offering Price of the Shares bears no relation to book value, assets, earnings, or any other objective criteria of value. They have been arbitrarily determined by the Company. There can be no assurance that, even if a public trading market develops for SecurityView Group's securities, the Shares will attain market values commensurate with the Offering Price.

"Best Efforts" Offering

The Shares are offered by SecurityView Group on a "best efforts" basis, and no individual, firm, or corporation has agreed to purchase or take down any of the offered Shares. No assurance can be given that any or all of the Shares will be sold. Provisions have been made to deposit in escrow the funds received from the purchase of Shares sold by SecurityView Group. In the event that $150,000.00 is not received within one hundred twenty (120) days of the effective date of this Prospectus, the offer will be extended for another one hundred twenty (120) days after which the proceeds so collected will be refunded to investors without deducting sales commissions or expenses. During this escrow period, which may last up to two hundred forty (240) days, subscribers will not have use of nor derive benefits from their escrow funds.

No Public Market for Company's Securities.

Prior to the Offering, there has been no public market for the Shares being offered. There can be no assurance that an active trading market will develop or that purchasers of the Shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. The market price of the Shares may be affected significantly by factors such as announcements by SecurityView Group or its competitors, variations in SecurityView Group's results of operations, and market conditions in the retail, electronic commerce, and Internet industries in general. The market price may also be affected by movements in prices of stock in general. As a result of these factors, purchasers of the Shares offered hereby may not be able to liquidate an investment in the Shares readily or at all.

Shares Eligible For Future Sale.

All of the Shares which are held by management have been issued in reliance on the private placement exemption under the Securities Act of 1933, as amended ("Act"). Such Shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Act. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a nonpublic transaction for at least one year, including persons who may be deemed Affiliates of SecurityView Group (as that term is defined under the Act) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume on all national securities exchanges and through NASDAQ during the four calendar weeks preceding such sale, provided that certain current public information is then available. If a substantial number of the Shares owned by management were sold pursuant to Rule 144 or a registered offering, the market price of the Common Stock could be adversely affected.

Forward-Looking Statements.

This Prospectus  contains  "forward  looking  statements"  within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, and as contemplated under the Private Securities Litigation Reform Act of 1995,including statements regarding, among other items, the Company's business strategies, continued growth in the Company's markets, projections, and anticipated trends in SecurityView Group's business and the industry in which it operates. The words "believe," "expect," "anticipate," "intends," "forecast," "project," and similar expressions identify forward-looking statements. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the Company's control. SecurityView Group cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements, including those factors described under "Risk Factors" and elsewhere herein. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this Prospectus will in fact transpire or prove to be accurate. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this section.

                                 USE OF PROCEEDS

Following the sale of the 1,000,000 Shares Offered by SecurityView Group there will be a gross proceeds of $1,000,000.00. These proceeds will be used to provide start-up and working capital for SecurityView Group.


The following table sets forth the use of proceeds from this offering (based on the minimum and maximum offering amounts):

Use of Proceeds                Minimum Offering             Maximum Offering
--------------             -----------------------      ------------------------
                              Amount       Percent         Amount        Percent
                           ----------      -------      -----------      -------
Transfer Agent Fee          $1,500.00         1.0%        $1,500.00         0.1%
Printing Costs              $1,500.00         1.0%        $1,500.00         0.1%
Legal/Consult Fees         $10,000.00         6.7%       $20,000.00         2.0%
Accounting Fees             $1,500.00         1.0%        $5,000.00         0.5%
Working Capital           $135,500.00        90.3%      $972,000.00        97.3%

Total                     $150,000.00       100.0%    $1,000,000.00       100.0%


         Management anticipates expending these funds for the purposes indicated above. To the extent that expenditures are less than projected, the resulting balances will be retained and used for general working capital purposes or allocated according to the discretion of the Board of Directors. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplemental amounts may be drawn from other sources, including, but not limited to, general working capital and/or external financing. The net proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.


                         DETERMINATION OF OFFERING PRICE

         The offering price is not based upon the Company's net worth, total asset value, or any other objective measure of value based upon accounting measurements. The offering price is determined by the Board of Directors of the Company and was determined arbitrarily based upon the amount of funds needed by the Company to start-up the business, and the number of shares that the initial shareholders were willing to allow to be sold.

                                 DIVIDEND POLICY

        We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. We intend to retain any future earnings, if any, to repay existing debt, if any, and to finance the growth and expansion of our business.


                                    DILUTION

          "Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets of an entity from its total assets. "Dilution" is the difference between the public offering price of a security and its net tangible book value per Share immediately after the Offering, giving effect to the receipt of net proceeds in the Offering.

        Purchasers of common stock in this offering will experience immediate and substantial dilution in the net tangible book value of the common stock from the initial public offering price. Net tangible book value per share represents the amount of our total tangible assets and is reduced by the amount of our total liabilities, divided by the number of shares of common stock outstanding. As of May 31, 2000, the net tangible book value of the company was $1,137, or $0.000758 per share.

         As of May 31, 2000, our pro forma net tangible book value, as adjusted for the sale of the minimum and maximum shares offered in this offering and the application of the net proceeds (at the initial public offering price of $5.00 per share, less the estimated Offering expenses) was $0.091598 and $0.400758, respectively. For the maximum subscription, this represents an immediate increase of $.40 per share to existing stockholders and an immediate and substantial dilution of $0.5992 per share to new investors purchasing common stock in this offering. If only the minimum subscription is sold, new investors purchasing common stock in this offering would experience an immediate and substantial dilution of $0.9084 per share, while existing stockholders would have an immediate increase of $0.0909 per share. The following tables illustrate this per share dilution:


                          ASSUMES MINIMUM SUBSCRIPTION

Initial public offering price .........................               $ 1.000000
Net tangible book value as of June 30, 2000  .......... $ 0.000758
Increase attributable to new investors ................ $ 0.090909
                                                        ----------

Pro forma net tangible book value after the Offering ..               $ 0.091598
                                                                      ----------

Dilution in net tangible book value to new investors ..               $ 0.908402
                                                                      ==========

Percentage dilution to new investors ..................                  90.84%

                        ASSUMES MAXIMUM SUBSCRIPTION

Initial public offering price .........................               $ 1.000000
Net tangible book value as of June 30, 2000 ........... $ 0.000758
Increase attributable to new investors ................ $ 0.400000
                                                        ----------

Pro forma net tangible book value after the Offering ..               $ 0.400758
                                                                      ----------

Dilution in net tangible book value to new investors ..               $ 0.599242
                                                                      ==========
Percentage dilution to new investors ...................                 59.92%

                                      SHARES PURCHASED(1)    TOTAL CONSIDERATION
                                 ------------------------   ----------------------     AVERAGE
                                    NUMBER       PERCENT      AMOUNT       PERCENT    PER SHARE
                                 -----------  -----------   ----------   ---------    ---------

Existing shareholders .........    1,500,000       60.0%   $     1,500       0.1%    $   0.001
New investors .................    1,000,000       40.0%   $ 1,000,000      99.9%    $   1.000
                                   ---------  -----------   ----------   ---------    --------
         Total ................    2,500,000       100%    $ 1,001,500       100%     $   0.40
                                   =========  ===========   ==========   =========    ========

       The foregoing table is based on the sale of the maximum 1,000,000 shares. If only the minimum 150,000 shares were sold, the table would read as follows:

                                      SHARES PURCHASED(1)    TOTAL CONSIDERATION
                                 ------------------------   ----------------------     AVERAGE
                                    NUMBER       PERCENT      AMOUNT       PERCENT    PER SHARE
                                 -----------  -----------   ----------   ---------    ---------
Existing shareholders .........    1,500,000       90.91%   $    1,500       0.1%    $   0.001
New investors .................      150,000        9.09%   $  150,000      99.9%    $   1.000
                                   ---------  -----------   ----------   ---------    --------
         Total ................    1,165,000       100%     $  151,500      100%     $   0.130
                                   =========  ===========   ==========   =========    ========


                                 CAPITALIZATION

         Our board of directors has authorized the issuance of up to 35,000,000 shares of capital stock. In connection with this offering, the board of directors has authorized the issuance of up to 1,000,000 shares to be issued to investors.

         The following table sets forth our cash position and capitalization as of June 30, 2000. The information set forth below should be read in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus.

                                             ACTUAL       MINIMUM     MAXIMUM
                                            ----------   ---------    -------

Cash and cash equivalents...............    $ 1,500       151,500   1,001,500
                                            ==========   =========  =========
Long-term debt..........................         -           -            -
                                            ==========   =========  =========
Stockholders' equity:
Common  stock;  $.001  par  value;
 authorized  25,000,000  shares; issued
 and outstanding 1,500,000 shares ...
 1,650,000 minimum shares outstanding pro
 forma and 2,500,000 maximum shares
 outstanding pro forma  ..................    1,500         1,650       2,500
     Additional paid-in capital............      -        149,850     999,000
     Accumulated deficit...................    (363)      (14,863)    (28,363)
                                            ----------   ---------  ---------
       Total stockholders' deficiency......   1,137       136,637     973,137
                                            ----------   ---------  ---------
Total capitalization....................... $ 1,137       151,137   1,001,137
                                            ==========   =========  =========

                              PLAN OF DISTRIBUTION

         The Company will sell a maximum of 1,000,000 Shares of its common stock, par value $.001 per Share to the public on a "best efforts" basis. The minimum purchase required of an investor is $1,000.00. There can be no assurance that any of these Shares will be sold. The gross proceeds to SecurityView Group will be $1,000,000.00 if all the Shares offered are sold. No commissions or other fees will be paid, directly or indirectly, by the Company, or any of its principals, to any person or firm in connection with solicitation of sales of the; certain costs are to be paid in connection with the offering (see "Use of Proceeds"). The public offering price of the Shares will be modified, from time to time, by amendment to this Prospectus, in accordance with changes in the market price of the Company's common stock. These securities are offered by SecurityView Group subject to prior sale and to approval of certain legal matters by counsel.


Opportunity to Make Inquiries.

         The Company will make available to each Offeree, prior to any sale of the Shares, the opportunity to ask questions and receive answers from SecurityView Group concerning any aspect of the investment and to obtain any additional information contained in this Prospectus, to the extent that SecurityView Group possesses such information or can acquire it without unreasonable effort or expense.

Execution of Documents.

         Each person desiring to subscribe to the Shares must complete, execute, acknowledge, and deliver to the Company a Subscription Agreement, which will contain, among other provisions, representations as to the investor's qualifications to purchase the common stock and his ability to evaluate and bear the risk of an investment in the Company. By executing the subscription agreement, the subscriber is agreeing that if the Subscription Agreement it is accepted by the Company, such a subscriber will be, a shareholder in the Company and will be otherwise bound by the Articles of Incorporation and the By-Laws of SecurityView Group in the form attached to this Prospectus.

         Promptly upon receipt of subscription documents by SecurityView Group, it will make a determination as to whether a prospective investor will be accepted as a shareholder in the Company. SecurityView Group may reject a subscriber's Subscription Agreement for any reason. Subscriptions will be rejected for failure to conform to the requirements of this Prospectus (such as failure to follow the proper subscription procedure), insufficient documentation, over subscription to SecurityView Group, or such other reasons other as SecurityView Group determines to be in the best interest of SecurityView Group. If a subscription is rejected, in whole or in part, the subscription funds, or portion thereof, will be promptly returned to the prospective investor without interest by depositing a check (payable to said investor) in the amount of said funds in the United States mail, certified returned-receipt requested. Subscriptions may not be revoked, cancelled, or terminated by the subscriber, except as provided herein.

                                LEGAL PROCEEDINGS

         The Company is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against SecurityView Group has been threatened.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         The following financial review and analysis is intended to assist prospective investors in understanding and evaluating the financial condition and results of operations of SecurityView Group, for the period ending December 3, 1999. This information should be read in conjunction with SecurityView Group's Financial Statements and accompanying notes thereto, "Selected Financial Data" and other detailed information regarding SecurityView Group appearing elsewhere in this Prospectus.

RESULTS OF OPERATIONS: LIQUIDITY AND FUNDING

         Liquidity is a measure of a company's ability to meet potential cash requirements, including ongoing commitments to fund lending activities and for general purposes. Cash for originating loans and general operating expenses is primarily obtained through cash flows from operations and private investors.

         SecurityView Group has significant ongoing liquidity needs to support its existing business and continued growth. SecurityView Group's liquidity will be actively managed on a periodic basis and SecurityView Group's financial status, including its liquidity, will be reviewed periodically by SecurityView Group's management. This process is intended to ensure the maintenance of sufficient funds to meet the needs of SecurityView Group.

         SecurityView Group will primarily rely upon the cash raised from this offering to provide for its capital requirements. Management believes that cash generated from this operation will be sufficient to provide for its capital requirements for at least the next 12 months. SecurityView Group may seek additional equity financing in the mid part of 2001 through an offering of its common stock.

RECENT ACCOUNTING PRONOUNCEMENTS

         In June 1998, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards ("SFAS") No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, which establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS No. 133 requires recognition of all derivative instruments in the statement of financial position as either assets or liabilities and the measurement of derivative instruments at fair value. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. The adoption of SFAS No. 133 is not expected to affect the consolidated financial statements of SecurityView Group.

SECURITYVIEW GROUP'S YEAR 2000 INITIATIVE.

As of June 30, 2000, the Company does not have any computer systems or customers and suppliers. Therefore, the issue of the year 2000 has no effect on the Company's current activities.

                             DESCRIPTION OF BUSINESS

         The Company was incorporated on May 25, 2000. Its principal place of business is located at 16133 Ventura Blvd., Suite 635, Encino, California 91436. The Company's telephone number is (818) 981-1796.

        SecurityView Group is a new e-commerce company that was formed to market a full range of security products using the Internet as its prime distribution channel. The Company's goal is to provide a revolutionary new approach using the Internet to market security products. The online distribution channel is a new marketing approach in an industry that has traditionally been highly segmented into the different areas and specialties of the security industry, with marketing focused on each individual segment.

         There is a vast market of potential consumers who have concerns about security, personal safety, and improved communications in the workplace and in their homes. Of significant importance is the fact that our founders and management team have had extensive experience in all aspects of the security industry and are especially familiar with the various types of security products that are available on the market. Management knows what products offer the most value and are the most effective in security applications. Management will utilize this knowledge in their selection of the products that they will be marketing on the SecurityView Group web site.

         The Company is committed to offer a convenient solution by providing an online retail superstore that can provide all of the best available security products and devices. We will also provide business-to-business as well as a business-to-consumers, e-commerce channel directed towards the marketing of security products. The company will offer a total solution for an individual's or a company's security needs.

         SecurityView Group is committed to providing the best online one-stop shopping source for the best selection of security products available, at the best prices. In addition, the company will be the leader in providing supplemental product information and training to ensure the proper and most effective use of its products.

         Our founders, Mr. Shanee and Mr. Axelrad have had extensive experience in all aspects of the security industry and are especially familiar with the various types of security products that are available on the market. Mr. Shanee has had several years of intense experience in the security industry by being directly involved with the management and daily operations of a commercial security firm. While serving in the Israeli army, as a captain, Mr.Shanee specialized in military security. Mr. Axelrad served as a Security Officer for the Israeli Consulate and El Al Israel Airlines for West Coast operations in the U.S. and during this time he acquired first-hand knowledge and experience of the use and application of various security products and devices. They know what products offer the most value and are the most effective in security applications. They will utilize this knowledge in their selection of the products that they will be marketing on the SecurityView Group web site. Mr. Shanee and Mr. Axelrad have previously worked together in the development and management of other successful business enterprises.

Organizational Expansion

          Our plan is to enhance our management team by recruiting extremely talented personnel that can add strategic and managerial value to the Company.

Support Staff:

         The Company recognizes that additional staff is required to properly support marketing, sales, research, and support functions. At a later time, additional staff employees will be added, as required, to fill these positions.

Outside Support:

         We  intend  to  make  use  of  outside  professional   services  on  an
as-required basis, to provide additional expertise and support for management decisions.

         These professionals will have specialized skills in areas of Legal Services; Accounting Services; and Marketing and Promotion.

Functional Operation of Business Units

         The management, marketing, sales, order fulfillment, inventory, and accounting of each of SecurityView's product categories will be handled as a separate business unit function. We intend to allocate resources from the parent company, SecurityView, but will treat each one of SecurityView's product categories as a business center with regards to expenses and profit. SecurityView intends to hire specialists in the various fields and let them run their operation under the auspices of SecurityView. Although the Company may regard them as separate business units, their physical location will be in the same facility that will be shared with SecurityView.

         The Company decided to take the above approach because of the highly specialized nature of the industries which SecurityView intends to penetrate. This approach will allow SecurityView to determine whether the category is essential or should be replaced by another product that is in more demand.

Strategic Business Partnership Alliances

         We are committed to establishing important strategic relationships and alliances with other companies that it feels will offer significant advantages in the marketplace.

         Management understands the importance of having strategic business alliance partners who can provide additional expertise and services that will help to improve the Company's market position. SecurityView believes that key partnership alliances will help to establish and maintain a positive market image and provides the Company with important competitive advantages.

One of SecurityView's current alliance partnership companies include the following:

         Name                             Benefit & Competitive Advantage
         ----                             -------------------------------
Video Security Specialists, Inc.          One of the security industry's largest
                                          wholesalers of security equipment.

         We will continue to seek out and develop new strategic alliances to further enhance our competitive advantage and to strengthen our market position.


                        Description of Web Site Features

Description of Web Site Phase I web site features will include the following:

Product category Listings:
--------------------------
     o    Product Database containing over 5,000 items.

     o    Specials: General description and product category.

     o    "Blowout" section.

     o    Free Newsletters.

     o    Weekly contest.

     o New product showcase. The showcase provides a place where new products will be introduced and promoted.

     o    Extensive customer service center.

     o    Free learning center.

     o Dealer's section: password protected, features include lower pricing, greater selections, and hot leads.

     o    Referrals programs.

Description of Products that Will be Offered
--------------------------------------------
The range of products available in the security industry is very detailed and lengthy. The general categories of products that we will offer will include the following:

     1.   Video/Audio Closed Circuit TV (CCTV).
     2.   Security Devices.
     3.   Home Automation.
     4.   Communication.
     5.   Books & Video.
     6.   Covert Surveillance Equipment.
     7.   Fiber Optics.
     8.   Computer Security.
     9.   Optical Equipment.
     10.  Child Safety Equipment.

Description of Services that will be offered
--------------------------------------------
     o Learning Center - Provide free access to security tips, ideas, suggestion etc.

     o Dealers/Installers locators - Provide users with the ability to search and look for dealers in their area o Dealers section - Provides dealers with special services such as leads, pricing, 800 hotline, help desk, etc.

     o    Business Opportunities for new dealers and system installers

     o    Store rentals for small manufactures

     o    Marketing services

Order Processing Features
-------------------------
Two special order-processing features that SecurityView will be offering include the following: o Referral program where by shoppers will earn gifts when they refer potential customers to SecurityView. o Dealers will also have the option on printing a quote form prior to purchasing - this is an essential feature in this industry and is a good business practice.

Customer Service & Support
--------------------------
SecurityView's Customer Service & Support desk will actually be SecurityView's strongest key point. SecurityView's support desk will be open at 6:00am Pacific Standard Time in order to accommodate East Coast users and close at 7:00 pm Pacific Standard Time. The Company anticipates that over 50% of its first time buyers will contact SecurityView's customer service and support desk over the phone, prior to purchasing. In addition, many will require assistance in the designing of new systems based on their environment requirements.

Future Web Site Enhancements

Phase II Development:
--------------------
Phase II Development details are not included in this business plan, but are listed here for reference. Additional features for Phase II will include the following:

     o    Move site to dedicated server (or at least consider it).

     o    Order Status
          a.   Administrative entry of new order status.
          b.   Customer  display of order status.

     o    Rebate Info (Manufacturers rebate info)

     o    "Sell your items" section

     o    "Customize your system"

     o    Provide leasing option.

     o    Multi-Language support

     o    Slideshow tour of the site (instead of sitemap).

     o    Affiliate program (whether custom of off the shelf).

     o    Banner Advertising tracking

     o    Online Store Rental


Phase III Development:

Phase III Development details are not included in this business plan, but are listed here for reference. Additional features for Phase III will include the following:

     o    Business-To Business Auction

     o    Training Center- Dealers sign in for business opportunities

                                    INDUSTRY

Industry & Market Overview

The opportunity for SecurityView Group is extremely promising at this time because of the following market driving factors:

     o The Product Need: A major public concern today is about safety and security in the workplace, in the school, and the home. SecurityView Group offers convenient solutions to providing the level of security desired.

     o The Variety of Products Available for Different Needs: SecurityView Group provides a website totally focused on the sale of a wide variety of security products which offers the consumer the advantages of convenience and cost savings.

     o The Appropriate Marketing Channel: E-commerce marketing over the Internet provides the greatest marketing reach possible for the kind of products and services that will be offered by SecurityView Group.

SECURITY INDUSTRY STATISTICS

General Security Industry Facts:

     o More than $100 billion spent in private security and $45 billion spent in public law Enforcement

     o Private security industry growth rate three times the national employment growth rate

     o    3 to 1 employment ratio of private security to public law enforcement

     o 1.8 million employed in private security and 685,000 in public law enforcement

     o Private security is 1.3% of the national workforce and public law enforcement is .5% of the national workforce

     o    More than 50% of response to crime are from private security

     o Security is the 7th fastest growing service industry with an annual growth rate of 15% for the 90s

Use of the Internet as a Critical Market Growth Tool

The Company will be providing an online retail superstore offering ALL of the best available security products and devices to take advantage of the growing use of the Internet for consumer purchases. The use of the Internet as a direct marketing tool has proven to be extremely effective by offering the convenience of online ordering and reaching a broader consumer base. SecurityView believes that by marketing directly through SecurityView's web site over the Internet the Company will also benefit from the rapidly growing customer base as indicated by the following statistics:

     o Forrester Research recently indicated that 2 billion orders would be placed over the Internet this year.

     o    Active  Media,  another  reliable  industry  source,   indicated  that
          worldwide e-commerce revenue would top $95 billion by the end of this year.

     o Deloitte Consulting recently predicted that global e-commerce would top $1.1 trillion by 2002, up from $15 billion in 1997.

Market Segments in the Security Industry

CENTRAL STATION SERVICES INDUSTRY: The central station services industry is large and diverse, with at least 10,000 firms monitoring and maintaining security services systems. In 1996, new installations of monitored alarm equipment were growing at a rate of 11% annually. This rate can be expected to continue through 2000, driven in large part by new commercial, industrial, and residential construction.

SECURITY GUARD SERVICES: In 1996, there were approximately 1.08 million private security guards deployed in the US, an 80% increase over 1980 levels. In contrast, the number of police officers on duty increased by only 17% during the same period, to reach a 1996 total of 700,000. It is now estimated by the year 2000, private security guards will outnumber police officers by a ratio of to 3 to 1, representing the most publicly visible sign of the expansion of the private security industry.

The increasing employment of private security guard services can be attributed to two key factors:

     a) Public fears of crime and violence, driven primarily by high-profile incidents, have increased the perception of threat and thus the demand for greater security.

     b)   Corporate  trends toward  downsizing and outsourcing  have slimmed the
          ranks  of  proprietary  or  in-house   security  forces  in  favor  of
          contracted guard services.

CONSULTATION SERVICES: Consultation services advise corporate clients on a wide range of security concerns: threats, countermeasures, security equipment, personnel, and training. Security consulting revenue has expanded at an average rate of 12% annually. It is projected that by 2000, the market will expand to encompass 1,400 firms with 6,200 employees. Consulting firms are currently unregulated, but many consultants obtain certification as a Certified Protection Professional (CPP). In 1996, consultation service revenues were at $650 million and are expected to climb to $1 billion in 2000.

PRIVATE INVESTIGATIONS SERVICES INDUSTRY: Private investigation services have increasingly shifted their client base from private individuals to law firms and corporate clients. Private investigation services revenue is expected to grow at a rate of 7% annually through 2004.

GUARD AND ARMORED CAR SERVICES: Armored car services specialize in the secure transportation of valuable assets. In 1990, the armored car service industry encompassed 70 firms employing 15,000 persons. By 2000, the number of firms is projected to drop below 60, with total employment rising to 16,500. In 1996, armored car revenues were $1 billion and are projected to increase to $1.2 billion in 2000.

CLOSED-CIRCUIT TELEVISION SYSTEMS: Closed-circuit television (CCTV) systems represent one of the fastest-growing segments of the electronic security equipment market. In recent years, the demand for CCTV systems and equipment has been driven by a combination of factors: a general increase in demand for electronic security products, decreasing prices, and technological innovations that have made CCTV systems more convenient to use as well as more effective in security surveillance. Revenue expansion has remained in double digits since 1994 and is expected to continue to grow at a minimum of 12%-14% through 2004.

Current Market Trends

Demand for security products and services is supported by overall economic activity, new construction, crime rates, the perception of security risks and the introduction of security products and services designed to meet those risks.

In addition, growth in the security equipment sector has been driven by rapid technological innovation.

Target Market

SecurityView's target market will be divided into the following four segments:

     a)   Dealers/Systems Installers

     b)   End Users - Business

     c)   End Users- Individuals

     d) Law Enforcement & Government

Future Plans to Increase our Sales & Revenue Growth

SecurityView plans to increase its future sales and revenue growth include the following specific activities:

     o    Online Store Rentals and/or revenue sharing from online stores.

     o    Commission on Auction usages.

     o    Newsletter Sponsorship.

     o    Dealer's annual subscription.

     o    Advertising throughout the site as well as via our HTML newsletters.

     o    Business Opportunities: New dealers and or systems installers.

     o    Training Center.

     o    Offline Catalogs Sales - directed toward the individual end users.

     o    Retail stores - Franchises.


                                    MARKETING

Marketing Plan Overview

         SecurityView recognizes that the key to success in the marketplace requires a careful, well-planned approach to developing its market presence, and reaching its target markets. SecurityView's market research has indicated that it can accomplish the best results by emphasizing the benefits that its products and services have to offer its customers.

         The objectives of SecurityView's marketing plan are to accomplish the following:

     o    Emphasis on service and support.

     o    Focus on target markets.

     o    Understand who its customers are and meet their needs.

     o    Differentiate and promote the range of services that it offers.

     o    Fulfill the promise of what it offers.

Marketing Strategies

         SecurityView's marketing strategies will include, but not be limited to the following:

DIRECT MARKETING: SecurityView Group will utilize the services of Qliq-On, Corp. ("Qliq-On"), who will provide direct marketing support, that will be divided into the following target market niches:

     a)   Dealers, systems installers, and systems integrators

     b) End Users Business - Directors of security, etc.

         The idea behind a direct marketing approach is to introduce dealers to SecurityView Group and its product line. However SecurityView Group acknowledges the fact that most dealers have already established some sort of relationship with offline distribution centers, therefore it might be harder to convince them to switch. However, by approaching the end users, and providing them the ability to compare and save, SecurityView feels that they would be less reluctant to suggest SecurityView Group to their preferred installers. In addition, Qliq-On intends to acquire a comprehensive list of industry personnel and target them directly.

NEWSPAPERS, TRADE MAGAZINES AND OTHER ADVERTISING MEDIA: SecurityView will place advertising in various local and regional newspapers to promote and maintain general awareness of who we are and what we offer. SecurityView will also make use of other media including ads and articles in trade publications and various business publications. Where possible, SecurityView will actively encourage and promote articles about the company and its key management team members to increase awareness of who SecurityView is and to also enhance its public image.

INTERNET: SecurityView intends to utilize Qliq-On as its online marketing provider and they will make extensive use of the Internet using the following strategies:

     a)   Opt-In email

     b)   Newsletter sponsorship

     c) Promotion and advertising through various Internet search engines and directories.

     d)   Customer Acquisition

     e)   Online PR

     f)   Seeding

TRADESHOWS: SecurityView will participate in approximately five tradeshows a year to market our company and the services that it provides. SecurityView will obtain business cards or other company contact information from interested prospects for future contacts and development into future clients.

BUSINESS OPPORTUNITIES: In order to expand SecurityView's market reach, it intends to offer a training center, which will be available for new dealers and system installers. By doing this we SecurityView be able to expand its dealers network and its accessibility to corporate accounts.

Maintaining SecurityView's Competitive Edge

         SecurityView's competitive edge is its position as a strategic ally with its clients. SecurityView relationship to its clients is its key strength and business asset. By building a business based on long-standing relationships with satisfied clients, SecurityView simultaneously builds a defense position against its competition. The longer the business relationship stands, the more SecurityView can help its clients understand what it offers and why they need its continued services.

Expanding SecurityView's Market Share

         SecurityView plans to increase its market share by aggressively pursuing each of the strategies indicated above. SecurityView will continue to use the strategies that have worked effectively in the past, while continuing to make use of new marketing strategies and techniques that offer the most promising results.

                                   COMPETITION

         Currently there are no direct competitors who are using a concept similar to what SecurityView has created and developed.



                             DESCRIPTION OF PROPERTY

         SecurityView Group does not currently own any property.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

         The names, ages, and respective positions of the directors, officers, and significant employees of SecurityView Group are set forth below. All these persons have held their positions since May 25, 2000. There are no other persons who can be classified as a promoter or controlling person of SecurityView Group.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth certain information with respect to the directors and executive officers of SecurityView Group.

    Name                            Age(1)             Position
---------------                    ------          -------------------
Gabriel Shanee                       32            President and Director


Pablo Axelrad                        30            Vice-President and Director


David Matalon                        57            Director


Abraham Shani                        52            Director


Izik Istrick                         48            Director


----------------------

(1) Ages are given as of July 31, 2000


Gabriel Shanee  - President

         Mr.  Shanee has had extensive  experience in the security  industry and has an expert's knowledge of the most effective ways to provide security for businesses, for the home, and for the individual. While serving in the Israeli army, as a captain, he specialized in military security. Later, after completing his military service, he served as Deputy Director of Security for El Al Israel Airlines and was responsible for West Coast operations in the U.S. In recent years, Mr. Shanee has had several years of intense experience in the security industry by being directly involved with the management and daily operations of a commercial security firm. In addition to his background in the security industry, Mr. Shanee has established his credentials as a successful entrepreneur by establishing and managing several other companies. In each case, he demonstrated superior skills as an innovator by developing creative marketing strategies and effective financial management. Mr. Shanee has an MBA degree in International Business and Finance from California State University Dominguez Hills (CSUDH). In addition, he has a Bachelor of Science degree in Finance also received from CSUDH.

Pablo Axelrad - Vice-President

         Mr. Axelrad has a broad background and extensive experience as a management executive and as a hands-on business manager in a variety of businesses. In addition, he has several years experience related to the financing of new companies, economic research, stock market operations, and working with financial managers of other leading companies. Prior to this time he served as a Security Officer for the Israeli Consulate and El Al Israel Airlines for West Coast operations in the U.S. He served with distinction in the Gulf War as an officer and was a recipient of the Excellence in the Line of Duty award for his outstanding leadership and management skills. Mr. Axelrad has an MBA degree in International Business from California State University Dominguez Hills (CSUDH). In addition, he has a Bachelor of Science degree in International Business also received from CSUDH.


Mr. Abraham Shani - Director

Mr. Shani has over 30 years of experience in business development and management. He is currently the Executive Vice President of the second largest conglomerate company in Israel (Clal Israel) and is responsible of numerous strategic and business development initiatives.


Mr. David Matalon - Director

Mr. Matalon is a seasoned media professional with over 35 years of business experience. He is currently the President and Chief Executive Officer of Regency Productions, a major film and television studio. Mr. Matalon also serves as a Director for PUMA.


Mr. Izik Istrick - Director

Mr. Istrick has over 25 years of experience in venture development and management. He has been involved in numerous successful ventures in various industries. He is currently the President and Chief Executive Officer of Vanda Steel Company, in Israel.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the outstanding Shares of common stock of SecurityView Group owned of record or beneficially by each person who owned of record, or was known by the Company to own beneficially, more than 5% of SecurityView Group's Common Stock, and the name and share holdings of each officer and director and all officers and directors as a group.


Title of         Name of Beneficial        Amount and Nature       Percent of
Class            Owner                     of Beneficial Owner       Class
--------         ------------------        -------------------     -----------
Common           Gabriel Shanee                 1,425,000            95.0%
Stock            President, Director

Common           Pablo Axelrad                     75,000             5.0%
Stock            Vice President, Director

Common           All officers and directors     1,500,000           100.0%
Stock            as a group (7 persons)



                             EXECUTIVE COMPENSATION

     (i) No officer or director of SecurityView Group is receiving any remuneration at this time.

     (ii) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

     (iii)No remuneration is proposed to be in the future directly or indirectly by the corporation to any officer or director under any plan that presently exists.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         There are no relationships, transactions, or proposed transactions to which the registrant was or is to be a party, in which any of the officers, directors or 5% or greater stockholders had or is to have a direct or indirect material interest.

         The  President  and  Vice President  of  SecurityView  Group   received
1,500,000 shares as compensation for services. See recent sales of unregistered securities.

                            DESCRIPTION OF SECURITIES

General Description.

         The securities being offered are shares of common stock. The Articles of Incorporation authorize the issuance of 25,000,000 shares of common stock, with a par value of $0.001 and 10,000,000 shares of preferred stock, with a par value of $0.001. The holders of the Shares: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of the Company; (b) are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of the Company; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

         These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of Shares; (c) preference as to dividends or interest; (d) preference upon liquidation; or (e) any other special rights or preferences. In addition, the Shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. See a copy of the Articles of Incorporation, and amendments thereto, and By-Laws of SecurityView Group, attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Form SB-2. As of the date of this Form SB-2, SecurityView Group has 1,500,000 shares of common stock outstanding.

Non-Cumulative Voting.

         The holders of Shares of Common Stock of SecurityView Group do not have cumulative voting rights, which means that the holders of more than 50.0% of such outstanding Shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining Shares will not be able to elect any of the Company's directors.

Dividends.

         SecurityView Group does not currently intend to pay cash dividends. SecurityView Group's proposed dividend policy is to make distributions of its revenues to its stockholders when SecurityView's Board of Directors deems such distributions appropriate. Because SecurityView Group does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, or can there be any guarantees of the success of SecurityView Group.

         A distribution of revenues will be made only when, in the judgment of SecurityView Group's Board of Directors, it is in the best interest of the Company's stockholders to do so. The Board of Directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investor's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and the company's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.

Possible Anti-Takeover Effects of Authorized but Unissued Stock.

         Upon the completion of this Offering, the Company's authorized but unissued capital stock will consist of 22,500,000 shares (assuming the entire offering is sold) of common stock. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of SecurityView Group by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of SecurityView Group's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in SecurityView Group's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.


                          TRANSFER AGENT AND REGISTRAR

         The Company intends to engage the services of Pacific Stock Transfer, Las Vegas, Nevada to act as transfer agent and registrar.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

         The Shares have not previously been traded on any securities exchange. At the present time, there are no assets available for the payment of dividends on the Shares.

                 OVER-THE-COUNTER BULLETIN BOARD MARKET LISTING

         We have applied to have our Common Stock quoted on the OVER-THE-COUNTER BULLETIN BOARD under the trading symbol "-----"

                                  LEGAL MATTERS

         Certain legal matters with respect to the legality of the shares offered pursuant to this prospectus will be passed upon for us by The Law Office of William Barnett, Sherman Oaks, California.


                                     EXPERTS

         The consolidated financial statements of SecurityView Group and subsidiaries for the period ended June 30, 2000 and for the period from May 25, 2000 (inception) to June 30, 2000, have been included in this prospectus and in the registration statement in reliance upon the report of Merdinger, Fruchter, Rosen & Corso, LLP independent certified public accountants, appearing elsewhere in this prospectus, and upon the authority of said firm as experts in accounting and auditing.


                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

     Since the inception of SecurityView Group on May 25, 2000, the principal independent accountant for the Company has neither resigned (or declined to stand for reelection) nor been dismissed. The independent accountant for SecurityView Group is Merdinger Fruchter Rosen & Corso, P.C., located in Los Angeles, California.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

         No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the small business issuer.


              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         No director of SecurityView Group will have personal liability to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to SecurityView Group or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law,
(iii) under applicable Sections of the California Corporation Code, or any California State Law applicable, (iv) or for any transaction from which the director derived an improper personal benefit.

         The By-Laws provide for indemnification of the directors, officers, and employees of SecurityView Group in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of
SecurityView Group if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The By-Laws, therefore, limit the liability of directors to the maximum extent permitted by California law.

         The officers and directors of SecurityView Group are accountable to the Company as fiduciary, which means they are required to exercise good faith and fairness in all dealings affecting SecurityView Group.

In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to SecurityView Group, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Shareholders who have suffered losses in connection with the purchase or sale of their interest in SecurityView Group in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from SecurityView Group.

The registrant undertakes the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                       ORGANIZATION WITHIN LAST FIVE YEARS

The names of the promoters of the registrant are the officers and directors as disclosed elsewhere in this Form SB-2. None of the promoters have received anything of value from the registrant.


                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including exhibits, schedules and amendments to that registration statement, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in our registration statement. For further information with respect to us and the shares of common stock to be sold in this offering, we refer you to the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance we refer you to the copy of that contract, agreement or other document to the extent filed as an exhibit to the registration statement.

       You may read and copy all or any portion of the registration statement or any other information we file at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. Our Securities and Exchange Commission filings, including the registration statement, are also available to you over the Internet on the Securities and Exchange Commission's web site located at http://www.sec.gov. As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, we will file periodic reports, proxy statements and other information with the Securities and Exchange Commission. We intend to furnish our stockholders with annual reports containing audited financial statements and with quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

       No dealer, salesman or any other person has been authorized to give any information which is not contained in this prospectus or to make any representation in connection with this offering other than those which are contained in the prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by us.

        This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities which are offered hereby to any person in any jurisdiction where such offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implications that there has been no change in our affairs or the facts which are herein set forth since the date hereof.

CERTAIN PERSONS PARTICIPATING IN THE OFFERINGS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING OVER ALLOTMENT, ENTERING STABILIZATION BIDS, EFFECTING SYNDICATE COVERING TRANSACTIONS AND IMPOSING PENALTY BIDS.

IN CONNECTION WITH THIS OFFERING, CERTAIN UNDERWRITERS MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON STOCK ON THE OTC BULLETIN BOARD IN ACCORDANCE WITH RULE 103 OF REGULATION M OF THE SECURITIES ACT.


                              FINANCIAL STATEMENTS

The Financial Statements required by Item 310 of Regulation S-B appear on pages F/S-1 to F/S-8, immediately following.

                             SECURITYVIEW GROUP, INC.
                          (A Development Stage Company)

                          Index to Financial Statements





                                                                    PAGE

     INDEPENDENT AUDITORS' REPORT                                   F/S-1

     BALANCE SHEET                                                  F/S-2

     STATEMENT OF OPERATIONS                                        F/S-3

     STATEMENT OF STOCKHOLDER'S EQUITY                              F/S-4

     STATEMENT OF CASH FLOWS                                        F/S-5

     NOTES TO FINANCIAL STATEMENT                                   F/S-6-7

                          INDEPENDENT AUDITORS' REPORT


TO THE BOARD OF DIRECTORS OF SECURITYVIEW GROUP:

We have audited the accompanying balance sheet of SecurityView Group (A Development Stage Company) as of June 30, 2000 and the related statements of operations, stockholder's equity and cash flows for the period from May 25, 2000 (inception) to June 30, 2000. These financials statements are the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of SecurityView Group, Inc. as of June 30, 2000 and the results of its operations and its cash flows for the period from May 25, 2000 (inception) to June 30, 2000 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 of the accompanying financial statements, the Company has no established source of revenue, which raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also discussed in Note
1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                     MERDINGER, FRUCHTER ROSEN & CORSO, P.C.
                                     Certified Public Accountants

Los Angeles, California
July 28, 2000


                                     F/S-1

                               SECURITYVIEW GROUP
                          (A Development Stage Company)
                                  BALANCE SHEET




                                                                June 30,
                                                                  2000
                                                             ---------------
     ASSETS

         Cash                                                $         1,137
                                                             ---------------
 TOTAL ASSETS                                                $         1,137
                                                             ===============



     LIABILITIES AND STOCKHOLDER'S EQUITY

 CURRENT LIABILITIES                                         $            -
                                                             ----------------
 TOTAL LIABILITIES                                           $            -
                                                             ----------------

 STOCKHOLDER'S EQUITY:
   Common stock, $0.001 par value;
     25,000,000 shares authorized;
     1,500,000 shares issued and outstanding                          1,500
   Preferred stock, $0.001 par value;
     10,000,000 shares authorized; none issued                            0
   Deficit accumulated during the development stage                    (363)
                                                             ---------------

         TOTAL STOCKHOLDER'S EQUITY                                   1,137
                                                             ---------------

 TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                  $         1,137
                                                             ===============




The accompanying notes are an integral part of the financial statements.

                                      F/S-2

                               SECURITYVIEW GROUP
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS




                                                           For the period
                                                            from May 25,
                                                                2000
                                                           (inception) to
                                                               June 30,
                                                                2000
                                                          -----------------

  REVENUE                                                       $      -

  ADMINISTRATIVE EXPENSES                                            363
                                                          -----------------

  NET LOSS                                                      $   (363)
                                                          =================

  NET LOSS PER COMMON SHARE  - basic and diluted                $ (0.000)
                                                          =================

  WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING - basic and diluted                 1,500,000
                                                          =================










The accompanying notes are an integral part of the financial statement.

                                      F/S-3

                               SECURITYVIEW GROUP
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDER'S EQUITY





                                      Common Stock
                                   --------------------  Accumulated
                                    Shares     Amount      Deficit       Total
                                   ---------   --------  ------------   --------


  Balance, May 25, 2000                 -      $    -     $      -     $      -

  Issuance of common stock for
    cash on May 25, 2000 at
    $0.001 per share               1,500,000    1,500                     1,500

  Net loss                               -           -         (363)       (363)
                                   ---------    -------   ---------     --------

  Balance, June 30, 2000           1,500,000    $1,500    $    (363)    $ 1,137
                                   =========    =======   =========     ========










The accompanying notes are integral part of the financial statement.

                                      F/S-4

                               SECURITYVIEW GROUP
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS



                                                                For the Period
                                                                 from May 25,
                                                                    2000
                                                                (inception) to
                                                                   June 30,
                                                                     2000
                                                              -----------------
   NET CASH FLOWS USED IN OPERATING ACTIVITIES:
        Net Loss                                               $         (363)
                                                              -----------------

   NET CASH FLOWS PROVIDED FROM
    FINANCING ACTIVITIES:

        Issuance of common stock for cash                               1,500
                                                              -----------------

   Net change in cash                                                   1,137

   Cash and cash equivalents - beginning of period                      1,500
                                                              -----------------


   Cash and cash equivalents - end of period                    $       1,137
                                                              =================


   SUPPLEMENTAL CASH FLOW INFORMATION:
         Cash paid during the year-
            Interest paid                                       $           -
                                                              =================

            Income taxes paid                                   $           -
                                                              =================






The accompanying notes are an integral part of the financial statement.

                                      F/S-5

                               SECURITYVIEW GROUP
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENT
                                  JUNE 30, 2000

NOTE 1 -  DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

          Nature of Operations
          --------------------
          SecurityView Group ("Company") is currently a development stage company under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7. The Company was incorporated under the laws of the State of Nevada on May 25, 2000.

          Basis of Presentation
          ---------------------
          The accompanying financial statement has been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has no established source of revenue. This factor raises substantial doubt about the Company's ability to continue as a going concern. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The financial statement does not include any adjustments relating to the recoverability and classification of recorded asset amount, or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence. It is management's objective to seek additional capital through a merger with an existing operating company.

          Use of Estimates
          ----------------
          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

          Cash and Cash Equivalents
          -------------------------
          The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

          Concentration of Credit Risk
          ----------------------------
          From time to time the Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances exceed FDIC insured levels at various times during the year.


                                      F/S-6

                                SECURITYVIEW GROUP
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENT
                                  June 30, 2000

NOTE 1 -  DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES
          (Continued)

          Income Taxes
          ------------
          Income taxes are provided for based on the liability method of accounting pursuant to SFAS No. 109, "Accounting for Income Taxes". Deferred income taxes, if any, are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end.

          Loss Per Share
          --------------
          The Company presents loss per share in accordance with SFAS No. 128, "Loss Per Share," which requires presentation of basic loss per share ("Basic LPS") and diluted loss per share ("Diluted LPS"). The computation of basic loss per share is computed by dividing loss available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted LPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings.

          Comprehensive Income
          --------------------
          SFAS No. 131, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of June 30, 2000, the Company has no items that represent comprehensive income and, therefore, has not included a schedule of Comprehensive Income in the accompanying financial statement.

          Impact of Year 2000 Issue
          -------------------------
          As of June 30, 2000, the Company does not have any computer systems or customers and suppliers. Therefore, the issue of the year 2000 has no effect on the Company's current activities.

NOTE 2 -  RELATED PARTY TRANSACTIONS

          The Company neither owns nor leases any real or personal property. The sole officer and director of the Company provides office services without charge. Such costs are immaterial to the financial statement and, accordingly, have not been reflected therein. The officer and director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities. If a business opportunity becomes available for the Company, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

                                      F/S-7

                                SECURITYVIEW GROUP
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENT
                                  June 30, 2000

NOTE 3    SUBSEQUENT EVENTS

          In May 2000, the Company restated its Articles of Incorporation to designate 10,000,000 shares of preferred stock with a par value of $0.001 and increase the authorized number of common stock from 25,000 to 25,000,000 shares with a par value of $0.001.

          The Board of Directors is authorized to provide from time to time for the issuance of shares of preferred stock in series and to fix and determine from time to time, before issuance, the designation and relative rights and preferences of the shares of each series of preferred stock and the restrictions or qualifications. As of April 2000, no preferred stock nor designations of preferred stock have been determined.

          In May 2000, the Company completed a forward split of its common stock 1000:1, thus increasing the number of outstanding and issued shares of the Company's common stock from 1,500 to 1,500,000.










                                     F/S-8

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may be used only when it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                            ------------------------

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Prospectus Summary.......................................................... 5
Selected Financial Data....................................................  7
Risk Factors...............................................................  8
Forward-Looking Statements................................................. 16
Use of Proceeds............................................................ 17
Dividend Policy............................................................ 18
Dilution................................................................... 18
Capitalization............................................................. 20
Plan of Distribution....................................................... 21
Management's Discussion and Analysis of Financial Condition and
  Results of Operations.................................................... 22
Business................................................................... 23
Management................................................................. 34
Security Ownership of Certain Beneficial Owners and Management............. 36
Executive Compensation..................................................... 36
Certain Relationships and Related Transactions............................. 36
Description of Securities.................................................. 37
Transfer Agent and Registrar............................................... 38
Market for Common Equity................................................... 38
Legal Matters.............................................................. 39
Experts.................................................................... 39
Where You Can Find More Information........................................ 40
Financial Statements.................................................... F/S-1

                            ------------------------


                                1,000,000 Shares




                                SECURITYVIEW GROUP




                                  COMMON STOCK



                                -----------------
                                   PROSPECTUS
                                -----------------



                                            , 2000

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our Articles of Incorporation, as amended, do not expressly limit the liability of our company's directors for monetary damages. However, our Bylaws provide that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of our company or is or was serving at the request of our company or for its benefit as a director or officer of another corporation, or as our company's representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith.

         Our Bylaws provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by our company as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by our company. Such right of indemnification is a contract right that is not exclusive of any other right such directors, officers or representatives may have, including rights under any bylaw, agreement, vote of shareholders, provision of law and any other rights.

         Our Bylaws provide further that our Board of Directors may cause our company to purchase and maintain insurance on behalf of any person who is or was a director or officer of our company, or is or was serving at the request of our company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not our company would have the power to indemnify such person.

         Certain of the selling security holders and our company each have agreed to indemnify the other and their respective officers, directors and other controlling persons against certain liabilities in connection with this registration, including liabilities under the Securities Act of 1933, and to contribute to payments such persons may be required to make in respect thereof.

ITEM 25.  OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION.

The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement:

          SEC registration fee.............................. $     264
          NASD filing fee...................................         0
          Printing and engraving expenses...................         *
          Legal fees and expenses...........................         *
          Blue Sky fees and expenses........................         *
          Accounting fees and expenses......................         *
          Miscellaneous.....................................         *
                                                             ----------

                Total....................................... $       *
                                                             ==========


All of the above expenses will be paid by the Registrant.

* To be provided by amendment.




ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         On May 25, 2000, we sold 1,500,000 shares of our common shares to our President, Mr. Gabriel Shanee, and our Vice-President, Mr. Pablo Axelrad, for $0.001 per share or a total amount of $1,500.

         Exemption from the registration provisions of the Securities Act of 1933 for the transactions described above is claimed under Section 4(2) of the Securities Act of 1933, among others, on the basis that such transactions did not involve any public offering and the purchasers were sophisticated with access to the kind of information registration would provide.

ITEM 27. EXHIBITS.

         EXHIBIT NO.                                 DESCRIPTION
         -----------                                 -----------

         The following exhibits are filed with this Registration Statement:

Exhibit
Number      Description
------      -----------

3.1.1       Articles of Incorporation filed with the Nevada
            Secretary of State on May 25, 2000

3.1.2       Certificate of Amendment of Articles of Incorporation

3.2         By-Laws of SecurityView Group

4.3         Subscription Form

5.1         Opinion Re: Legality

23.1        Consent of Counsel

23.2        Consent of Accountant

27.1        Financial Data Schedule

ITEM 28. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

             (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

             (ii)  reflect  in  the   prospectus  any  facts  or  events  which,
individually or together, represent a fundamental change in the information in the Registration Statement; and

             (iii) include any additional or changed material information on the plan of distribution.

         (2) That, for determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on August 8, 2000.

                                       SECURITYVIEW GROUP

                                   By: /s/ GABRIEL SHANEE
                                       --------------------------------------
                                       Gabriel Shanee, President


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature                 Title                               Date
---------                 -----                               ----

/s/ Gabriel Shanee        President and Director             August 8, 2000
------------------
Gabriel Shanee

/s/ Pablo Axelrad         Vice President and Director        August 8, 2000
------------------
Pablo Axelrad


/s/ David Matalon         Director                          August 8, 2000
------------------
David Matalon


/s/ Abraham Shani         Director                          August 8, 2000
------------------
Abraham Shani


/s/ Izik Istrick          Director                          August 8, 2000
------------------
Izik Istrick